EXHIBIT 4.2
                                ESSEX CORPORATION

                       NEW EMPLOYEE STOCK INDUCEMENT PLAN

     1. PURPOSE OF THE PLAN. The purpose of this Plan is to provide certain persons who are not yet employees of the Company a material inducement to become employees of Essex Corporation, a Virginia Corporation, its subsidiaries or affiliates by providing an opportunity to acquire Common Stock in the Company.

     2. DEFINITIONS. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual
Award Agreement, such definition shall supercede the definition contained in this Section 2.

          (a) "401(K) PLAN" means a plan meeting the requirements under Section 401(k) of the Code.

          (b) "ADMINISTRATOR" means the Committee.

          (c) "AFFILIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (d) "APPLICABLE LAWS" means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

          (e) "ASSUMPTION" means that pursuant to a Corporate Transaction either
     (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

          (f) "AWARD" means any award under the Plan, including any Option, Restricted Stock, Restricted Stock Unit and Dividend Equivalent Rights.

          (g) "AWARD AGREEMENT" means, with respect to each award, the signed written agreement between the Company and the Plan participant setting forth the terms and conditions of the Award.

          (h) "BOARD" means the Board of Directors of the Company.

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          (i) "CAUSE" means, with respect to the termination by the Company or a
     Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the
     Grantee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

          (j) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          (k) "COMMISSION" means the Securities and Exchange Commission and any successor agency.

          (l) "COMMITTEE" means the Company's Compensation Committee, if any, or any other committee appointed by the Board to administer the Plan and comprised solely of all of the Board's Independent Directors.

          (m) "COMMON STOCK" means the common stock of the Company.

          (n) "COMPANY" means Essex Corporation, a Virginia corporation, or any successor corporation that adopts the Plan in connection with a Corporate Transaction.

          (o) "CONTINUOUS SERVICE" means that the provision of services to the Company or a Related Entity in the capacity of an Employee is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee can be effective under Applicable Laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity as an Employee, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity as an Employee (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

          (p) "CORPORATE TRANSACTION" means any of the following transactions:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (ii)  the  sale,   transfer  or  other   disposition  of  all  or
          substantially all of the assets of the Company;

               (iii) the complete liquidation or dissolution of the Company;

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               (iv)  any  reverse  merger  or  series  of  related  transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related
          transactions  that  the  Administrator   determines  shall  not  be  a
          Corporate Transaction; or

               (v) the acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

          (q) "DIRECTOR" means a member of the Board or the board of directors of any Related Entity.

          (r) "DISABILITY" means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

          (s) "DIVIDEND EQUIVALENT RIGHT" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

          (t) "ELIGIBLE RECIPIENT" means any individual not previously an Employee or Director, or following a bona fide period of non-employment, that is to become an Employee.

          (u) "EMPLOYEE" means any individual, including an Officer, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

          (v) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

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          (w) "FAIR MARKET  VALUE"  means,  as of any date,  the value of Common
     Stock determined as follows:

               (i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the average of the intraday high and low sales prices for the Common Stock as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) for the three (3) most recent days on which the Common Stock has traded preceding the date of determination , as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the average of the intraday high and low sales prices for the Common Stock for the three
          (3) most recent days on which the Common Stock has traded preceding the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the average of the high bid and low asked prices for the Common Stock for the three
          (3) most recent days on which the Common Stock has traded preceding the date of determination , as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith, and shall be determined by the reasonable application of a reasonable valuation method within the meaning of Section 409A of the Code and the regulations promulgated thereunder.

          (x) "FAMILY MEMBER" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which any one or more these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more these persons (or the Grantee) own more than fifty percent of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee or a trust or foundation for the exclusive benefit of any one or more of these persons.

          (y) "GRANTEE" means an Eligible Recipient who receives an Award under the Plan.

          (z) "INDEPENDENT DIRECTOR" has the meaning ascribed to it in the listing standards of The NASDAQ Stock Market, Inc.

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          (aa)  "NON-QUALIFIED  STOCK  OPTION"  means an Option not  intended to qualify as an Incentive Stock Option, within the meaning of Section 422 of the Code.

          (bb) "OFFICER" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (cc) "OPTION" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

          (dd) "OPTION PRICE" means the purchase price for each share of Common Stock subject to an Option.

          (ee) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (ff) "PERFORMANCE-BASED COMPENSATION" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

          (gg) "PLAN" means this Essex Corporation New Employee Stock Inducement Plan, as amended from time to time.

          (hh) "PURCHASE PRICE" means the purchase price for each share of Common Stock pursuant to a grant of Restricted Stock.

          (ii) "RELATED ENTITY" means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

          (jj) "REPLACEMENT" means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

          (kk) "RESTRICTED STOCK" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

          (ll) "RESTRICTED STOCK UNITS" means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

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          (mm) "RULE 16B-3" means Rule 16b-3  promulgated under the Exchange Act or any successor thereto.

          (nn) "SECURITIES ACT" means the Securities Act of 1933, as now in effect or as hereafter amended.

          (oo) "SHARE" means a share of the Common Stock.

          (pp) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (qq) "TERMINATION" means, for purposes of the Plan, with respect to a participant, that the participant has ceased to be, for any reason, employed by the Company, a Subsidiary or an Affiliate.

     3. STOCK SUBJECT TO THE PLAN.

          (a) Subject to the provisions of Section 11, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is One Million (1,000,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          (b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by
     Section 422(b)(1) of the Code (and the corresponding regulations thereunder), the listing requirements of The Nasdaq Global Select Market (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

     4. ADMINISTRATION OF THE PLAN.

          (a) PLAN ADMINISTRATOR.

               (i) THE COMMITTEE. The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any grant or any Award Agreement, and shall have full power and authority to

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     take all such  other  actions  and make all such other  determinations  not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Committee of any provision of the Plan, any grant or any Award Agreement shall be final, binding and conclusive.

                    (ii) APPROVAL  WITH RESPECT TO DIRECTORS AND OFFICERS.  With
               respect to grants of Awards to Eligible Recipients who are also to become Officers or Directors of the Company, if the Committee is not constituted in such a manner as to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3, then in addition to the approval of the Committee, the Award shall also be approved by either (A) the Board or (B) a committee designated by the Board, which Committee shall be constituted in such a manner as to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.

                    (iii) AUTHORITY. The Committee shall grant Awards only to Eligible Recipients as an inducement material to the Eligible Recipient entering into employment with the Company or a Related Entity.

                    (iv) ADMINISTRATION ERRORS. In the event an Award is granted in a manner inconsistent with the provisions of this section, such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (b) POWERS OF THE ADMINISTRATOR. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the
     Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                    (i) to  select  the  persons  which  the  Company  wishes to attract as an officer or employee to whom Awards may be granted from time to time hereunder;

                    (ii) to  determine  whether  and to what  extent  Awards are granted hereunder;

                    (iii) to  determine  the  number of Shares or the  amount of
               other   consideration   to  be  covered  by  each  Award  granted
               hereunder;

                    (iv) to approve forms of Award  Agreements for use under the
               Plan;

                    (v) to  determine  the  terms  and  conditions  of any Award granted hereunder;

                    (vi) to amend the  terms of any  outstanding  Award  granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee's rights under an

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     outstanding  Award shall not be made without the Grantee's written consent,
     (B) the reduction of the exercise price of any Option awarded under the Plan shall be subject to shareholder approval and (C) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, Restricted Stock, or
     other  Award  shall  be  subject  to  shareholder   approval,   unless  the
     cancellation   and  exchange   occurs  in   connection   with  a  Corporate
     Transaction;

                    (vii) to construe  and  interpret  the terms of the Plan and
               Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

                    (viii) to take such other action,  not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

                  Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. The Committee shall have the right, in its discretion, to make grants in substitution or exchange for any other grant under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

          (c) DEFERRAL ARRANGEMENT. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

          (d) NO LIABILITY. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or Award Agreement.

          (e) INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys' fees, actually and

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     necessarily   incurred  in  connection  with  the  defense  of  any  claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's expense to defend the same.

     5. ELIGIBILITY. Awards may only be granted to Eligible Recipients as an inducement material to the Eligible Recipient entering into employment with the Company or a Related Entity.

     6. AWARD AGREEMENT. Each grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine, which specifies the number of shares subject to the grant (subject to adjustment in accordance with Section 11). Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.

     7. STOCK OPTIONS.

          (a) TYPE. Any Option granted under the Plan shall be in such a form as the Committee from time to time approves; provided, that only Nonqualified Stock Options may be granted under the Plan.

               (b) TERMS AND CONDITIONS. Options granted under the Plan shall be subject to the following terms and conditions:

                    (1) OPTION  TERM.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than seven
               (7) years after the date the Option is granted.

                    (2) GRANT DATE. The Company may grant Options under the Plan at any time and from time to time before the Plan terminates. The Committee shall specify the date of grant or, if it fails to, the date of grant shall be the date the intended options is first treated as an employee for payroll purposes.

                    (3) EXERCISE PRICE.  The Company shall not grant any Options with an exercise price that is less than 100% of Fair Market Value of the underlying Common Stock on the date of grant. In no case shall the Option Price of any Option be less than the par value of the share of Common Stock.

                    (4) VESTING.  Subject to Sections  7.1(b)(1)  and 12 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award

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               Agreement.  For  purposes  of this  Section  7(b)(4),  fractional numbers of shares of Common Stock subject to an Option shall be rounded down to the next nearest whole number. The Committee may provide, for example, in the Award Agreement for (i) accelerated
               exercisability   of  the  Option  in  the  event  the   Grantee's
               Continuous Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee's Continuous Service,
               (iii) immediate forfeiture of the Option in the event the Grantee's Continuous Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company's right of repurchase with respect to unvested shares of Common Stock.

                    (5) EXERCISABILITY. Subject to the other provisions of the Plan, an Option shall be exercisable in its entirety at grant or at such times and in such amounts as are specified in the Award Agreement evidencing the Option. Except to the extent otherwise provided in the Award Agreement, in the event of Termination prior to the Option being exercisable in full, any such unexercisable portion shall expire as of such Termination.

                    (6) METHOD OF EXERCISE;  PAYMENT. To the extent the right to purchase shares has accrued, Options may be exercised, in whole or in part, from time to time by written notice from the optionee to the Chief Administrative Officer of the Company stating the number of shares being purchased, accompanied by payment of the exercise price for the shares. The minimum number of Shares with respect to which an option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of Shares available for purchase under the Option at the time of exercise. The optionee may also use any electronic means supported by the Company should that mean exist at the time of exercise.

                    (7) TRANSFERABILITY. Non-Qualified Stock Options shall be transferable (i) by will or by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee's Non-Qualified Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a Non-qualified Incentive Stock Option to any Family Member. For the purpose of this Section 7.7, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 7.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 7.7 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.

                    (8) GRANT DATE.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

                    (9) EXERCISE OF OPTIONS ON TERMINATION OF SERVICE. Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

                    (10) EARLY EXERCISE.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

                    (11) LIMITATIONS ON EXERCISE OF OPTIONS. Notwithstanding any
               other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event which results in termination of the Option.

                    (12) RIGHTS OF HOLDERS OF OPTIONS.  Unless  otherwise stated
               in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to cash or dividend payments or distributions attributable to the subject shares of Common Stock or to direct the voting of shares of Common Stock) until the shares of Common Stock covered thereby are fully paid and issued to such individual.

                    (13) DELIVERY OF STOCK CERTIFICATES. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee's ownership of the shares of Common Stock purchased upon such exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

     8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

          (a) GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee may grant Restricted Stock and Restricted Stock Units to persons eligible to receive grants under Section 5 hereof, subject to such restrictions, conditions and other terms as the Committee may determine.

          (b) INDIVIDUAL LIMIT FOR RESTRICTED STOCK AND RESTRICTED STOCK UNITS. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any fiscal year of the Company shall be 500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 111, below.

          (c) DEFERRAL. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

          (d) RESTRICTIONS FOR RESTRICTED STOCK. At the time a grant of Restricted Stock is made, the Committee shall establish a restriction period applicable to such Restricted Stock. Each grant of Restricted Stock may be subject to a different restriction period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock shall vest.

          The Committee also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock. The Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any other conditions prescribed by the Committee with respect to such Restricted Stock.

          (e) RESTRICTED STOCK CERTIFICATES. The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the date of grant. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

          (f) RIGHTS OF HOLDERS OF RESTRICTED STOCK. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Common Stock and the right to receive any dividends declared or paid with respect to such Common Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

          (g) RIGHTS OF HOLDERS OF RESTRICTED STOCK UNITS. Holders of Restricted Stock Units shall have no rights as shareholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Common Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such dividend is paid. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

          (h) TERMINATION OF SERVICE. Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Grantee's Continuous Service with the Company or an Affiliate, any shares of Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

          (i) PURCHASE AND DELIVERY OF STOCK. The Grantee shall be required to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Common Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 9 or, in the discretion of the Committee, in consideration for past services rendered to the Company or an Affiliate.

          Upon the expiration or termination of the restriction period and the satisfaction of any other conditions prescribed by the Committee, having properly paid the Purchase Price, the restrictions applicable to shares of Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

          (j) TRANSFERABILITY OF AWARDS. The Awards shall be transferable (i) by will or by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator.

          (k) TIME OF GRANTING AWARDS. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

     9. AWARD EXERCISE OR PURCHASE PRICE, CONSIDERATION AND TAXES.

          (a) EXERCISE OR PURCHASE PRICE. The exercise or purchase price, if any, for an Award shall be as follows:

               (i) In the case of Non-Qualified Stock Options, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (ii) In the case of other Awards, such price as is determined by the Administrator.

          (b) CONSIDERATION. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

               (i) cash;

               (ii) check;

               (iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

               (iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

               (v) any combination of the foregoing methods of payment.

          (c) TAXES. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or upon the issuance of any shares of Common Stock or payment of any kind upon the exercise of any grant. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may
     reasonably   determine  to  be   necessary
     to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Common Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Common Stock already owned by the Grantee. The shares of Common Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Common Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 9 may satisfy his or her withholding obligation only with shares of Common Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

     10. CONDITIONS UPON ISSUANCE OF SHARES.

          (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock which is not a Corporate Transaction, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. In the event of any distribution to the Company's shareholders of an extraordinary cash dividend or securities of any other entity or other assets (other than ordinary dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Grants and/or
(ii) the exercise price of outstanding Options to reflect such distribution. The making of grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

     12. CORPORATE TRANSACTIONS.

          (a) Subject to the  exceptions  set forth in the last sentence of this
     Section 12(a) and the last sentence of Section 12(b):

               (i) upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock shall be deemed to have vested, and all Restricted Stock Units shall be deemed to have vested and the Shares subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

               (ii) either of the following two actions shall be taken:

                    (A) fifteen days prior to the  scheduled  consummation  of a
               Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

                    (B) the Board or Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, and/or Restricted Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board or Committee acting in good faith), in the case of Restricted Stock or Restricted Stock Units, equal to the formula or fixed price per share paid to holders of shares of Common Stock and, in the case of Options, equal to the product of the number of shares of Common Stock subject to the Option (the "Award Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such transaction exceeds (II) the Option Price applicable to such Award Shares. With respect to the Company's establishment of an exercise window, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and not later than the time at which the Company gives notice thereof to its shareholders. This Section 12 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the Assumption or Replacement of the Options, Restricted Stock Units and Restricted Stock theretofore granted, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices, in which event the Plan, Options, Restricted Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

          (b) Adjustments under this Section 12 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee shall determine the effect of a Corporate Transaction upon Awards other than Options, Restricted Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Committee may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in this Section 12.

     13. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its approval by the Committee. It shall continue in effect for a term of ten
(10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

     14. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

          (a) The Committee may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 14(a). No Grants shall be made after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

          (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

          (c) No suspension or termination of the Plan (including termination of the Plan under Section 13, above) shall adversely affect any rights under Awards already granted to a Grantee.

     15. RESERVATION OF SHARES.

          (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. NO EFFECT ON TERMS OF EMPLOYMENT RELATIONSHIP. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee's Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee's Continuous Service has been terminated for Cause for the purposes of this Plan. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

     17. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board or Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or Committee in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

     18. UNFUNDED OBLIGATION. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee's creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

     19. CAPTIONS. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

     20. OTHER AWARD AGREEMENT PROVISIONS. Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

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

     21. NUMBER AND GENDER. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

     22. SEVERABILITY. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     23. GOVERNING LAW. The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Virginia other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

     24. CODE SECTION 409A. The Committee intends to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to grants hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code. To the extent that the Committee determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any grant granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

     25. PARACHUTE PAYMENTS. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Grants held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received

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

by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

     26. REQUIREMENTS OF THE LAW. The Company shall not be required to sell or issue any shares of Stock under any grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such grant or the delivery of any shares of Restricted Stock, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such grant, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Common Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Common Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     27. RULE 16B-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.


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